EXHIBIT 2.3


                     SECOND AMENDMENT TO PURCHASE AGREEMENT


            This Second Amendment to Purchase Agreement (this "Amendment") is made this 26th day of October, 1998, by and among Catholic Radio Network, LLC, a California Limited Liability Company ("CRN"), Children's Broadcasting Corporation, a Minnesota corporation ("CBC") and the wholly-owned subsidiaries of CBC listed on the signature pages hereto (collectively, the "Subsidiaries" and collectively with CBC, the "Sellers").

            WHEREAS, CRN and the Sellers are parties to that certain Purchase Agreement dated as of April 17, 1998, as amended on September 29, 1998 (the "Purchase Agreement") regarding the sale by the Sellers to CRN of substantially all of the assets of nine (9) radio stations and all of the stock of Children's Radio of New York, Inc. ("CRNY"), owner of WBAH(AM)/WJDM(AM).

            WHEREAS, CRN and the Sellers wish to amend the terms of the Purchase Agreement to reduce the number of Stations to be purchased by CRN and to provide for an adjustment to the amount and method of payment of the purchase price payable for the Stations.

            NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                1. The Sellers, and each of them, hereby waive any and all claims they may have against CRN, its officers, directors, employees and affiliates (collectively, the "CRN Parties") regarding any alleged breach of the Purchase Agreement by the CRN Parties as of, or prior to the date of this Amendment.

                2. The provisions of the Purchase Agreement are hereby amended to delete from the list of "Stations" to be sold to CRN under the Purchase Agreement the following: KAHZ(AM), Fort Worth, Texas; KIDR(AM), Phoenix, Arizona; and WBAH(AM)/WJDM(AM), Elizabeth, New Jersey (collectively, the "Excluded Stations"). The provisions of the Purchase Agreement are also hereby amended to delete all references to the Excluded Stations, the assets and liabilities of the Excluded Stations, Children's Radio of Dallas, Inc., KAHZ-AM, Inc., Children's Radio of Phoenix, Inc., KIDR-AM, Inc., Childrens' Radio of New York, Inc., WJDM-AM, Inc. and the stock of Children's Radio of New York, Inc. and WJDM-AM, Inc.

                3. The Schedules attached to the Purchase Agreement are hereby amended to delete all references to information pertaining solely to the Excluded Stations. Within three (3) business days of the effective date of this Amendment, the Sellers will deliver to CRN revised Schedules acceptable to CRN, deleting all information pertaining to the Excluded Stations, with such deletion of information being the only change from the forms of Schedules delivered to CRN at the time of the execution of the Purchase Agreement.

                4. CRN hereby waives its rights to purchase the Excluded Stations under the Purchase Agreement and acknowledges and agrees that the Sellers are free to contract with a third party for the sale of the Excluded Stations. CRN acknowledges and agrees that the provisions of Section 6.16.4 of the Purchase Agreement shall no longer be applicable to any actions taken by the Sellers in connection with the Excluded Stations.

                5. The Sellers, and each of them, hereby expressly acknowledge that the amendment to Sections 4.1, 4.2.2 and 4.2.5 below and the payment by CRN of the additional $125,000 at Closing through a reduction of the KPLS Holdback to $110,000 will constitute payment in full of the second Extension Fee called for under Section 7 of the First Amendment to the Purchase Agreement.

                6. Article 2 of the Purchase Agreement is hereby deleted in its entirety.

                7. Section 4.1 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

          4.1   PURCHASE PRICE. As the purchase price for the Acquired
                Assets, Buyer agrees to pay to CBC the sum of Thirty-Seven Million Dollars ($37,000,000), subject to adjustment as provided herein (the "Purchase Price"), provided, however, that One Hundred Ten Thousand Dollars ($110,000) of the Purchase Price shall be retained by Buyer as the KPLS Holdback as provided in
                Section 4.2.5 below.

                8. Section 4.2.2 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

                4.2.2 Eighteen Million Eight Hundred Ninety Dollars ($18,890,000.00) shall be paid to Sellers (or their designees to pay off outstanding liens or encumbrances on the Station Assets) in immediately available funds by wire transfer at Closing and One Hundred Ten Thousand Dollars ($110,000) shall be retained by Buyer as the KPLS Holdback;

                9. Section 4.2.3 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

                4.2.3 Fifteen Million Dollars ($15,000,000) of the Purchase Price payable hereunder shall be payable to CBC in the form of a promissory note from CRN Broadcasting, LLC, a wholly-owned subsidiary of Buyer ("CRNB"), in form reasonably acceptable to counsel for the Sellers and Buyer (the "Note"). The Note shall have a term of eighteen (18) months, bear simple interest at a rate of 10% per annum, and be prepayable, in whole or in part, by Buyer at any time without penalty. Interest only shall be payable on a monthly basis through the term of the Note, with the outstanding principal being due at the maturity of the Note. CRNB will establish a One Million Dollar ($1,000,000) interest reserve escrow account pursuant to an Interest Reserve Escrow Agreement in form and substance reasonably acceptable to counsel for the Sellers and Buyer. CRNB's obligations under the Note shall be secured by the following in form and substance reasonably acceptable to counsel for the Sellers and

                Buyer: (i) a Security Agreement (the
                "Security Agreement"); (ii) mortgages or deeds of trust on the Owned Real Property being purchased from the Sellers; (iii) UCC financing statements covering the Acquired Assets being purchased from the Sellers; and
                (iv) a Pledge Agreement for a pledge covering all membership interests in CRNB.

                10. Section 4.2.5 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

                4.2.5 One Hundred Ten Thousand Dollars ($110,000) of the Purchase Price (the "KPLS Holdback") shall be retained by the Buyer as consideration for the increase in the purchase price payable for the land for the KPLS tower site (the "Vander Eyk Property"). In the event that the purchase price paid by Buyer for the Vander Eyk Property (the "Vander Eyk Purchase Price") is less than Three Million Six Hundred Eighty Thousand Eight Hundred Dollars ($3,680,800), Buyer shall remit to Sellers from the KPLS Holdback one-half of the amount that the Vander Eyk Purchase Price is less than Three Million Six Hundred Eighty Thousand Eight Hundred Dollars ($3,680,800), up to a maximum of the amount of the KPLS Holdback, and the balance of the KPLS Holdback, if any, shall remain the property of Buyer and shall be considered a reduction in the Purchase Price. In the event that the Vander Eyk Purchase Price is Three Million Six Hundred Eighty Thousand Eight Hundred Dollars ($3,680,800) or more, the entire KPLS Holdback shall remain the property of Buyer

                11. The parties agree that the amount to be deposited in escrow pursuant to the terms of the Indemnity Escrow Agreement attached as Exhibit C to the Purchase Agreement will be One Million Three Hundred Thousand Dollars ($1,300,000), and that if such Indemnity Escrow is funded following the first anniversary of the Closing Date, Six Hundred and Fifty Thousand Dollars ($650,000) will be the amount of the deposit.

                12. Article 5 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

                At Closing, the parties shall enter into a Consulting and Non-Competition Agreement (the "Non-Competition Agreement") in the form attached as Exhibit 1 to the Second Amendment to the Purchase Agreement, pursuant to which Buyer shall pay to Christopher T. Dahl the sum of Seven Hundred and Fifty Thousand Dollars ($750,000) according to the terms and conditions set forth herein.

                13. Section 6.19 of the Purchase Agreement is hereby deleted in its entirety.

                14. The second clause of Section 7.1 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

                Buyer, or its designee which acquires the Acquired Assets (other than the Licenses), is, or will be at the time of Closing, qualified to do business in the States of California, Colorado, Illinois, Kansas, Minnesota, Pennsylvania and Wisconsin;

                15. Sections 6.19, 7.3, 11.2(b) and 11.2(f), of the Purchase Agreement are hereby deleted in their entirety:

Except as expressly provided herein, all of the terms and provisions of the Purchase Agreement, as amended, shall remain in full force and effect. Unless otherwise defined, all capitalized terms herein shall have the meaning ascribed to them in the Purchase Agreement

IN WITNESS WHEREOF, the parties hereto, by their properly authorized representatives, have caused this Second Amendment to Purchase Agreement to be executed as of the day and date first written above.

Children's Broadcasting Corporation               Catholic Radio Network, LLC

By:  /s/ Christopher T. Dahl                      By:  /s/ John T. Lynch
    --------------------------                         -------------------------

Its: President & CEO                              Its: President & CEO
    --------------------------                         -------------------------

Children's Radio of Chicago, Inc.                 WAUR-AM, Inc.

By: /s/ Christopher T. Dahl                       By:  /s/ Christopher T. Dahl
    --------------------------                         -------------------------

Its: President & CEO                              Its: President & CEO
    --------------------------                         -------------------------

Children's Radio of Dallas, Inc.                  KAHZ-AM, Inc.

By: /s/ Christopher T. Dahl                       By:  /s/ Christopher T. Dahl
    --------------------------                         -------------------------

Its: President & CEO                              Its: President & CEO
    --------------------------                         -------------------------

Children's Radio of Denver, Inc.                  KKYD-AM, Inc.

By: /s/ Christopher T. Dahl                       By:  /s/ Christopher T. Dahl
    --------------------------                         -------------------------

Its: President & CEO                              Its: President & CEO
    --------------------------                         -------------------------


Children's Radio of Kansas City, Inc.             KCNW-AM, Inc.

By: /s/ Christopher T. Dahl                       By:  /s/ Christopher T. Dahl
    --------------------------                         -------------------------

Its: President & CEO                              Its: President & CEO
    --------------------------                         -------------------------

Children's Radio of Los Angeles, Inc.             KPLS-AM, Inc.

By: /s/ Christopher T. Dahl                       By:  /s/ Christopher T. Dahl
    --------------------------                         -------------------------

Its: President & CEO                              Its: President & CEO
    --------------------------                         -------------------------

Children's Radio of Milwaukee, Inc.               WZER-AM, Inc.

By: /s/ Christopher T. Dahl                       By:  /s/ Christopher T. Dahl
    --------------------------                         -------------------------

Its: President & CEO                              Its: President & CEO
    --------------------------                         -------------------------

Children's Radio of Minneapolis, Inc.             WWTC-AM, Inc.

By: /s/ Christopher T. Dahl                       By:  /s/ Christopher T. Dahl
    --------------------------                         -------------------------

Its: President & CEO                              Its: President & CEO
    --------------------------                         -------------------------

Children's Radio of New York, Inc.                WJDM-AM, Inc.

By: /s/ Christopher T. Dahl                       By:  /s/ Christopher T. Dahl
    --------------------------                         -------------------------

Its: President & CEO                              Its: President & CEO
    --------------------------                         -------------------------

Children's Radio of Philadelphia, Inc.            WPWA-AM, Inc.

By: /s/ Christopher T. Dahl                       By:  /s/ Christopher T. Dahl
    --------------------------                         -------------------------

Its: President & CEO                              Its: President & CEO
    --------------------------                         -------------------------

Children's Radio of Phoenix, Inc.                 KIDR-AM, Inc.

By: /s/ Christopher T. Dahl                       By:  /s/ Christopher T. Dahl
    --------------------------                         -------------------------

Its: President & CEO                              Its: President & CEO
    --------------------------                         -------------------------






           (Signature Page for Second Amendment to Purchase Agreement)